As Filed with the Securities and Exchange Commission on June 29, 1999
                                                      Registration No. 333-80193
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------
                               Amendment No. 1 to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------

                                 ENTREMED, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                              -------------------

               DELAWARE                                 58-1959440
   -------------------------------                      ----------
   (State or other jurisdiction of          (IRS Employer Identification No.)
    incorporation or organization)

                            9640 Medical Center Drive
                            Rockville, Maryland 20850
                                 (301) 217-9858
       ------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -------------------

                             John W. Holaday, Ph.D.
          Chairman of the Board, President and Chief Executive Officer
                                 ENTREMED, INC.
                            9640 Medical Center Drive
                            Rockville, Maryland 20850
                                 (301) 217-9858
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                               ROBERT B. OTT, ESQ.
                             RICHARD E. BALTZ, ESQ.
                                 Arnold & Porter
                            555 Twelfth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5000
                              -------------------

         Approximate date of commencement of proposed sale to the public: from time to time as described in the Prospectus after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by the Company.

                                                        To be Paid
                                                          By The
                                                         Company
                                                         -------
SEC Registration Fee                                      $6,604

Accounting fees and expenses                               9,200

Printing and Engraving expenses                            1,700

Legal fees and expenses                                   20,000

Miscellaneous expenses                                     2,500

         Total...........................................$40,004


ITEM 15.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth conditions and limitations governing the indemnification of officers and directors of the Company and certain other persons. Section 145 of the DGCL is hereby incorporated herein by reference. The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws provide that the Company shall indemnify any person to the full extent permitted by the DGCL.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of the Company pursuant to the Company's Certificate of Incorporation and Bylaws and the DGCL, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         As authorized by Section 102(b)(7) of the DGCL, the Certificate of Incorporation also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not eliminate a director's duty of care nor does it limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief or remedies such as an injunction or rescission in the event of a director's breach of the duty of care. These provisions will not alter the liability of directors under federal securities laws.

         The Company has entered into indemnification agreements with each of its executive officers and directors, the form of which is filed as Exhibit
10.21 to the Company's Registration Statement on Form S-1 (File No. 333-3536) and is incorporated by reference herein.

         The Company has obtained and maintains insurance policies having a face amount totaling $15,000,000 (subject to certain deductible provisions and exclusions) covering its officers and directors and indemnifying them against loss on account of claims made against them, including, but not limited to, damages, judgments, costs and the costs of defense of such claims, arising from breach of duty, neglect, error, negligent misrepresentations, omission or act, or any claim arising solely by reason of status as an officer or director.


ITEM 16.  Exhibits.

         The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.


ITEM 17.  Undertakings.

         A. The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the Prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         D. For the purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rockville, State of Maryland on June 28, 1999.

                                 ENTREMED, INC.



                                  By: /s/ JOHN W. HOLADAY, PH.D.
                                      ------------------------------
                                      John W. Holaday, Ph.D.
                                      Chairman of the Board of Directors,
                                      President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                               Title                                Date
         ---------                               -----                                ----

/s/ JOHN W. HOLADAY, PH.D.            Chairman of the Board of Directors,           June 28, 1999
------------------------------        President and Chief Executive Officer
John W. Holaday, Ph.D.                (Principal Executive Officer)

/s/ R. NELSON CAMPBELL                Chief Financial Officer (Principal            June 28, 1999
------------------------------        Financial and Accounting Officer)
R. Nelson Campbell

                                INDEX TO EXHIBITS

 * Exhibit 5                  Opinion of Arnold & Porter.

 * Exhibit 23.1               Consent of Arnold & Porter, included in the
                              opinion filed as Exhibit 5 hereto.

** Exhibit 23.2               Consent of Ernst & Young LLP.

** Exhibit 24                 Powers of Attorney of certain directors of the
                              Company.



*   Filed herewith.

**  Previously filed.